UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2012

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road

Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

PepsiCo Senior Notes Offering.

On October 23, 2012, PepsiCo, Inc. (“PepsiCo”) announced an offering of £500,000,000 aggregate principal amount of its 2.500% Senior Notes due 2022 (the “Notes”). Deutsche Bank AG, London Branch, HSBC Bank plc and UBS Limited were joint bookrunners for the offering of the Notes.

The public offering price of the Notes was 99.622% of the principal amount. PepsiCo received net proceeds of approximately £495.6 million or $790.1 million, based on the Sterling/U.S. dollar rate of exchange as of October 23, 2012, after deducting underwriting discounts and estimated offering expenses payable by PepsiCo after reimbursement. PepsiCo intends to use the net proceeds for general corporate purposes, including the repayment of commercial paper. The Notes were offered and sold pursuant to a Terms Agreement (the “Terms Agreement”) dated October 23, 2012 (incorporating the Underwriting Agreement Standard Provisions dated October 23, 2012) among PepsiCo and the underwriters, under PepsiCo’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-177307), filed with the Securities and Exchange Commission (the “SEC”) on October 13, 2011. PepsiCo has filed with the SEC a prospectus supplement, dated October 23, 2012, together with the accompanying prospectus, dated October 13, 2011, relating to the offer and sale of the Notes.

The Notes were issued on October 30, 2012 pursuant to an Indenture (the “Indenture”) dated as of May 21, 2007 between PepsiCo and The Bank of New York Mellon, as Trustee. The Notes will bear interest at the rate of 2.500% per year, with interest payable on May 1 and November 1 of each year, beginning on May 1, 2013, and will mature on November 1, 2022. PepsiCo will be able to redeem some or all of the Notes at any time and from time to time at the greater of 100% of the principal amount of the Notes being redeemed and the discounted present value of such Notes, discounted at a Comparable Government Bond Rate (as such term is defined in the form of Note) plus 13 basis points. If, as a result of any change in, or amendment to, the laws of the United States (or any regulations or rulings promulgated thereunder) or any U.S. taxing authority, PepsiCo becomes or will become obligated to pay additional amounts with respect to the Notes, then PepsiCo may at any time redeem, in whole, but not in part, the Notes at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to the date fixed for redemption. The Notes are unsecured obligations of PepsiCo and rank equally with all of PepsiCo’s other unsecured senior indebtedness. The Indenture also contains customary event of default provisions.

PepsiCo intends to apply to list the Notes on the New York Stock Exchange (the “NYSE”). PepsiCo expects trading in the Notes on the NYSE to begin within 30 days after the original issue date.

The above description of the Terms Agreement, the Indenture and the Notes is qualified in its entirety by reference to the Terms Agreement, the Indenture and the form of Note. Each of the Terms Agreement and the form of Note is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 1.1 and Exhibit 4.1, respectively. The Board of Directors resolutions authorizing PepsiCo’s officers to establish the terms of the Notes are incorporated by reference into the Registration Statement by reference to Exhibit 4.2 hereto. The Indenture has been incorporated by reference as Exhibit 4.3 to the Registration Statement. Opinions regarding the legality of the Notes are incorporated by reference into the Registration Statement and are attached to this Current Report on Form 8-K as Exhibits 5.1 and 5.2; and consents relating to such incorporation of such opinions are incorporated by reference into the Registration Statement and are attached to this Current Report on Form 8-K as Exhibits 23.1 and 23.2 by reference to their inclusion within Exhibits 5.1 and 5.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Terms Agreement dated October 23, 2012 (incorporating the Underwriting Agreement Standard Provisions dated October 23, 2012) among PepsiCo and Deutsche Bank AG, London Branch, HSBC Bank plc, UBS Limited and Banco Bilbao Vizcaya Argentaria, S.A., as underwriters.

4.1	Form of 2.500% Senior Note due 2022.

4.2	Board of Directors Resolutions Authorizing PepsiCo’s Officers to Establish the Terms of the Notes (incorporated by reference to Exhibit 4.3 to PepsiCo’s Current Report on Form 8-K dated May 3, 2011).

5.1	Opinion of Davis Polk & Wardwell LLP.

5.2	Opinion of Womble Carlyle Sandridge & Rice, LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2012	PepsiCo, Inc.

	By:	/s/ Kelly Mahon Tullier
Name: Kelly Mahon Tullier
Title: Senior Vice President, Deputy General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Terms Agreement dated October 23, 2012 (incorporating the Underwriting Agreement Standard Provisions dated October 23, 2012) among PepsiCo and Deutsche Bank AG, London Branch, HSBC Bank plc, UBS Limited and Banco Bilbao Vizcaya Argentaria, S.A., as underwriters.

4.1	Form of 2.500% Senior Note due 2022.

4.2	Board of Directors Resolutions Authorizing PepsiCo’s Officers to Establish the Terms of the Notes (incorporated by reference to Exhibit 4.3 to PepsiCo’s Current Report on Form 8-K dated May 3, 2011).

5.1	Opinion of Davis Polk & Wardwell LLP.

5.2	Opinion of Womble Carlyle Sandridge & Rice, LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5.2).